SUB-ITEM 77Q1(e)

                               Advisory Agreement

1. Amendment relating to the U.S. Government Securities Fund, Strategic Bond Fund, High Yield Fund, International Opportunities Fund, All Cap Growth Fund, Capital Appreciation Fund, Emerging Small Company Fund, International Small Company Fund, Mid Cap Value Equity Fund, Absolute Return Fund, Real Estate Equity Fund, Global Real Estate Fund and the High Income Fund
2. Amendment relating to the Core Bond Fund, Dynamic Growth Fund, Large Cap Fund, Large Cap Value Fund, Mid Cap Core Fund, Special Value Fund, Utilities Fund, Value & Restructuring Fund and the Vista Fund.
3. Form of Amendment relating to the Absolute Return Fund

                              JOHN HANCOCK FUNDS II

              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


     AMENDMENT made this 28th day of April, 2006, to the Advisory Agreement dated October 17, 2005 between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to reflect changes to the advisory fees of the

         U.S. Government Securities Fund
         Strategic Bond Fund
         High Yield Fund
         International Opportunities Fund
         All Cap Growth Fund
         Capital Appreciation Fund
         Emerging Small Company Fund

     as noted in the Amendment.

     Appendix A to this Agreement is revised to add the advisory fees of the following funds:

         International Small Company Fund
         Mid Cap Value Equity Fund
         Absolute Return Fund
         Real Estate Equity Fund
         Global Real Estate Fund
         High Income Fund

2.   EFFECTIVE DATE

     This Amendment shall become effective with respect to each fund set forth above (individually, a "Fund") on the later of:

the date of its execution, approval by the Board of Trustees of the Trust of this Amendment, and (iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Fund called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund.

John Hancock Funds II
By:    /s/ Keith F. Hartstein
       ----------------------
       Keith F. Hartstein
       President and Chief Executive Officer


JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:    John Hancock Life Insurance Company (U.S.A.), Managing Member
By:    /s/ John G. Vrysen
       ------------------
       John G. Vrysen
       Executive Vice President and Chief Compliance Officer.

                                   APPENDIX A

The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Changes to the Advisory Fees of Existing Funds

                                         First                     Excess Over
                                     $500 million                  $500 million
                                     of Aggregate                  of Aggregate
Portfolio                             Net Assets*                  Net Assets*
U.S. Government Securities Fund(1)
Strategic Bond Fund(2)
High Yield Fund(3)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the U.S. Government Securities Trust, a series of John Hancock Trust, and the U.S. Government Securities Fund, a series of John Hancock Funds II, are included.

(2) For purposes of determining Aggregate Net Assets, the net assets of: the Strategic Bond Trust, a series of John Hancock Trust, and the Strategic Bond Fund, a series of John Hancock Funds II, are included.

(3) For purposes of determining Aggregate Net Assets, the net assets of: the High Yield Trust, a series of John Hancock Trust, and the High Yield Fund, a series of John Hancock Funds II, are included.

                                                                      Between
                                                 First              $750 million           Excess Over
                                             $750 million         and $1.5 billion        $1.5 billion
                                             of Aggregate           of Aggregate          of Aggregate
Portfolio                                     Net Assets             Net Assets            Net Assets
International Opportunities Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the International Opportunities Trust, a series of John Hancock Trust, and the
International Opportunities Fund, a series of John Hancock Funds II, are included.

                                                                      Between
                                                 First              $500 million           Excess Over
                                             $500 million          and $1 billion          $1 billion
                                             of Aggregate           of Aggregate          of Aggregate
Portfolio                                     Net Assets             Net Assets            Net Assets
All Cap Growth Fund

                                                              Between              Between
                                           First            $300 million        $500 million          Excess Over
                                       $300 million       and $500 million     and $1 billion         $1 billion
                                       of Aggregate         of Aggregate        of Aggregate         of Aggregate
Portfolio                               Net Assets           Net Assets          Net Assets           Net Assets
Capital Appreciation Fund(1)

(1)For purposes of determining Aggregate Net Assets, the net assets of: the Capital Appreciation Trust, a series of John Hancock Trust, and the Capital Appreciation Fund, a series of John Hancock Funds II, are included.

                                                 First               Excess Over
                                             $500 million           $500 million
                                             of Aggregate           of Aggregate
Portfolio                                     Net Assets             Net Assets
Emerging Small Company Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Emerging Small Company Trust, a series of John Hancock Trust, and the Emerging Small Company Fund, a series of John Hancock Funds II, are included.

New Portfolios

                                                  First               Excess Over
                                              $100 million           $100 million
                                              of Aggregate           of Aggregate
Portfolio                                      Net Assets             Net Assets
International Small Company Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the International Small Company Trust, a series of John Hancock Trust, and the
International Small Company Fund, a series of John Hancock Funds II, are included.

                                                             Between              Between
                                         First            $250 million          $500 million          Excess Over
                                     $250 million       and $500 million       and $1 billion         $1 billion
                                     of Aggregate         of Aggregate          of Aggregate         of Aggregate
Portfolio                             Net Assets           Net Assets            Net Assets           Net Assets
Mid Cap Value Equity Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Mid Cap Value Equity Trust, a series of John Hancock Trust, and the Mid Cap Value Equity Fund, a series of John Hancock Funds II, are included.

                                                                  Between
                                              First            $200 million          Excess Over
                                          $200 million       and $500 million       $500 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
Absolute Return Fund(1)

(1)For purposes of determining Aggregate Net Assets, the net assets of: the Absolute Return Trust, a series of John Hancock Trust, and the Absolute Return Fund, a series of John Hancock Funds II, are included.

                                                                  Between
                                              First            $250 million          Excess Over
                                          $250 million       and $500 million       $500 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
Real Estate Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Real Estate Trust, a series of John Hancock Trust, and the Real Estate Fund, a series of John Hancock Funds II, are included.

                                                                  Between
                                              First            $500 million          Excess Over
                                          $500 million       and $750 million       $750 million
                                          of Aggregate         of Aggregate         of Aggregate
Portfolio                                  Net Assets           Net Assets           Net Assets
Global Real Estate Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the Global Real Estate Trust, a series of John Hancock Trust, and the Global Real Estate Fund, a series of John Hancock Funds II, are included.

                                                          Between               Between
                                     First              $150 million          $500 million           Excess Over
                                 $150 million         and $500 million      and $2.5 billion        $2.5 billion
                                 of Aggregate           of Aggregate          of Aggregate          of Aggregate
Portfolio                         Net Assets             Net Assets            Net Assets            Net Assets
High Income Fund(1)

(1) For purposes of determining Aggregate Net Assets, the net assets of: the High Income Trust, a series of John Hancock Trust, and the High Income Fund, a series of John Hancock Funds II, are included.

                              JOHN HANCOCK FUNDS II
                         AMENDMENT TO ADVISORY AGREEMENT


     AMENDMENT made this 30th day of June, 2006, to the Advisory Agreement dated October 17, 2005, as amended, between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to reflect changes to the advisory fees of the

Core Bond
Dynamic Growth
Large Cap
Large Cap Value
Mid Cap Core
Special Value
Utilities
Value & Restructuring
Vista

     as noted in the Amendment.


2.   EFFECTIVE DATE

     This Amendment shall become effective with respect to each fund set forth above (except the Value & Restructuring Fund) (individually, the "Fund") on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of this Amendment.

     This Amendment shall become effective with respect to the Value & Restructuring Fund on the later of: (i) the date of its execution, (ii) October 1, 2006 and (iii) approval by the Board of Trustees of the Trust of this Amendment.


     John Hancock Funds II


By:  /s/ Keith Hartstein
     -------------------
     Keith Hartstein, President


John Hancock Investment Management Services, LLC

By:  /s/ Bruce Speca
     ---------------
     Bruce Speca, Executive Vice President

                                   Appendix A

     The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.



Changes to the Advisory Fees of Existing Portfolios

                                                          Between
                                            First       $200 million
                                         $200 million       and            Excess Over
                                             of        $400 million of   $400 million of
                                          Aggregate     Aggregate Net     Aggregate Net
Portfolio                                 Net Assets       Assets            Assets

Core Bond(1)..........................
(1)For purposes of determining Aggregate Net Assets, the net assets of the Core Bond Trust, a series of John Hancock Trust, and the Core Bond Fund, a series of John Hancock Funds II, are included.

                                                           Between         Between
                                            First       $250 million    $500 million
                                         $250 million        and             and        Excess Over
                                         of            $500 million of  $1 billion of  $1 billion of
                                         Aggregate     Aggregate Net    Aggregate Net    Aggregate
Portfolio                                Net Assets    Assets              Assets       Net Assets
Dynamic Growth(1).....................

(1)For purposes of determining Aggregate Net Assets, the net assets of the Dynamic Growth Trust, a series of John Hancock Trust, and the Dynamic Growths Fund, a series of John Hancock Funds II, are included.

                                                          Between          Between
                                                        $250 million    $500 million
                                           First            and              and
                                       $250 million of $500 million of  $750 million of     Excess Over
                                       Aggregate Net   Aggregate Net     Aggregate Net    $750 million of
Portfolio                                  Assets      Assets               Assets      Aggregate Net Assets
Large Cap(1)..........................

(1)For purposes of determining Aggregate Net Assets, the net assets of the Large Cap Trust, a series of John Hancock Trust, and the Large Cap Fund, a series of John Hancock Funds II, are included.

                                                          Between
                                                        $500 million
                                          First             and          Excess Over
                                       $500 million    $1 billion of    $1 billion of
                                       of Aggregate    Aggregate Net    Aggregate Net
Portfolio                               Net Assets          Assets          Assets
Large Cap Value(1)..................................

(1)For purposes of determining Aggregate Net Assets, the net assets of the Large Cap Value Trust, a series of John Hancock Trust, and the Large Cap Value Fund, a series of John Hancock Funds II, are included.


                                  First          Excess Over
Portfolio                   $500 million         $500 million
Mid Cap Core........................................

Portfolio                                                       All Asset Levels
Special Value.......................................

                                                          Between          Between
                                           First       $600 million     $900 million    Excess Over
                                        $600 million        and              and        $1.5 billion
                                        of            $900 million of  $1.5 billion of  of
                                        Aggregate     Aggregate Net    Aggregate Net    Aggregate
Portfolio                               Net Assets    Assets           Assets            Net Assets
Utilities(1)..........................

(1)For purposes of determining Aggregate Net Assets, the net assets of the Utilities Trust, a series of John Hancock Trust, and the Utilities Fund, a series of John Hancock Funds II, are included.

                                                           Between
                                            First        $500 million
                                         $500 million        and           Excess Over
                                         of             $1 billion of     $1 billion of
                                         Aggregate        Aggregate         Aggregate
Portfolio                                Net Assets      Net Assets        Net Assets
Value & Restructuring(1)..............

(1)For purposes of determining Aggregate Net Assets, the net assets of the Value & Restructuring Trust, a series of John Hancock Trust, and the Value & Restructuring Fund, a series of John Hancock Funds II, are included.

                                                           Between
                                            First       $200 million        Between
                                         $200 million        and         $400 million    Excess Over
                                         of            $400 million of        and       g$1 billion of
                                         Aggregate     Aggregate Net    $1 billion of Ag Aggregate
Portfolio                                Net Assets    Assets             Net Assets     rNettAssets
Vista(1)..............................

(1)For purposes of determining Aggregate Net Assets, the net assets of the Vista Trust, a series of John Hancock Trust, and the Vista Fund, a series of John Hancock Funds II, are included.

                              JOHN HANCOCK FUNDS II

              FORM OF AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


     AMENDMENT made this ___ day of _____, 2006, to the Advisory Agreement dated October 17, 2005, as amended, between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:



1.   CHANGE IN APPENDIX A

Appendix A to this Agreement is revised to amend and restate the advisory fee for the Absolute Return Fund.

2.   EFFECTIVE DATE

This Amendment shall become effective with respect to the Absolute Return Fund (the "Portfolio") on the later of:

(i) the date of its  execution,  (ii)  approval  by the Board of Trustees of the
Trust  of  this   Amendment  and  (iii)   approval  of  this  Amendment  by  the
shareholder(s) of the Portfolio.


John Hancock Funds II



By:     ------------------------------------------
        Name:
        Title:

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC



By:     ------------------------------------------
        Name:
        Title:

                                   APPENDIX A


The Adviser shall serve as investment adviser for the Absolute Return Fund.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Absolute Return Fund, a fee computed separately for the Absolute Return Fund as follows (the "Adviser Fee").

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of the Absolute Return Fund and the Absolute Return Trust, a series of John Hancock Trust (collectively, the "Absolute Return Funds") determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of the Absolute Return Fund.

Advisory Fee on Affiliated Fund Assets

                  Aggregate Net Assets of Absolute Return Funds

                                  Between $200
                   First          million and       Excess over $500
               $200 million       $500 million          million


The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of the Absolute Return Funds determined in accordance with the following schedule and that rate is applied to the Other Assets of the Absolute Return Fund.

Advisory Fee on Other Assets

                  Aggregate Net Assets of Absolute Return Funds

                                  Between $200
                   First          million and       Excess over $500
               $200 million       $500 million          million


     The term "Aggregate Net Assets of Absolute Return Funds" in the schedule above includes the net assets of the Absolute Return Fund. The term also includes the net assets of the Absolute Return Trust, but only for the period during which the subadviser for the Absolute Return Fund also serves as the subadviser for the Absolute Return Trust and only with respect to the net assets of the Absolute Return Trust that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Absolute Return Funds and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Absolute Return Fund are determined as of the close of business on the previous business day of the Trust and the net assets of the Absolute Return Trust are determined as of the close of business on the previous business day of John Hancock Trust. Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Absolute Return Fund shall be based on the applicable annual Affiliated Funds fee rate for the Absolute Return Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Aggregate Net Assets of Absolute Return Funds divided by

(ii) Aggregate Net Assets of Absolute Return Funds (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for the Absolute Return Fund shall be based on the applicable annual Other Assets fee rate for the Absolute Return Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Absolute Return Funds divided by (ii) Aggregate Net Assets of Absolute Return Funds (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for the Absolute Return Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Absolute Return Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the Absolute Return Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Absolute Return Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the Absolute Return Fund shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the Absolute Return Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.